    As filed with the Securities and Exchange Commission on February 1, 2000
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               CRITICAL PATH, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -------------------

                                                     320 FIRST STREET
        CALIFORNIA                           SAN FRANCISCO, CALIFORNIA 94105
 ------------------------               ----------------------------------------
 (STATE OF INCORPORATION)               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          1996 FAXNET STOCK OPTION PLAN
                           1997 XETI STOCK OPTION PLAN
                             1998 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                               -------------------

                                DOUGLAS T. HICKEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CRITICAL PATH, INC.
                                 320 1ST STREET
                         SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 808-8800
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------------

                                   Copies to:
                              Alan K. Austin, Esq.
                             Mark L. Reinstra, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                               -------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                         PROPOSED              PROPOSED
                                                         MAXIMUM          MAXIMUM              MAXIMUM
                                                      AMOUNT TO BE     OFFERING PRICE         AGGREGATE             AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED                 REGISTERED (1)      PER SHARE          OFFERING PRICE       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
  to be issued upon exercise of options
    granted and outstanding and options
    authorized and unissued under the
    1996 FaxNet Stock Option Plan ............        489,131 shares      $  22.63(2)      $  11,066,979.16      $       2,921.68
  to be issued upon exercise of options
    granted and outstanding and options
    authorized and unissued under the
    1997 Xeti Stock Option Plan ..............        108,643 shares      $  40.69(3)      $      78,749.00      $       1,167.14
  to be issued upon exercise of options
    authorized and unissued under the 1998
    Stock Option Plan ........................      7,500,000 shares      $  66.56(4)      $ 499,200,000.00      $     131,788.80

     TOTAL ...................................      8,097,774 shares                       $ 514,687,970.13      $     135,877.62

==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rules 457(b) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $22.63 per share covering 362,211 outstanding options and the estimated exercise price of $66.56 per share covering 126,920 authorized but unissued shares. The estimated exercise price of $66.56 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on January 28, 2000.

(3) Computed in accordance with Rules 457(b) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $40.69 per share covering 43,405 outstanding options and the estimated exercise price of $66.65 per share covering 65,238 authorized but unissued shares. The estimated exercise price of $66.56 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on January 28, 2000.

(4) Estimated in accordance with Rule 457(b) solely for the purpose of calculating the registration fee, based on the average price of the high and low price as reported by the Nasdaq Stock Market on January 28, 2000, which average is $66.56.

                               CRITICAL PATH, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed by Critical Path, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999;

               (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999;

               (c) Prospectus of the Registrant, dated June 1, 1999;

               (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

               (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated February 1, 1999.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

        Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Amended and Restated Articles of Incorporation limit the liability of the Registrant's directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

        The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the maximum extent permitted by California law. The Registrant has entered into indemnification agreements with each of its current directors and officers and certain of its key employees that provide for indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

        At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit
     Number        Description
       5.1         Opinion of Wilson Sonsini Goodrich & Rosati.
      10.1         1996 FaxNet Stock Option Plan
      10.2         1997 Xeti Stock Option Plan
      10.3*        1998 Stock Option Plan
      23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants
      23.2         Consent of Ernst & Young LLP, Independent Auditors
      23.3         Consent of Wilson Sonsini Goodrich & Rosati (contained in
                   Exhibit 5.1).
      24.1         Power of Attorney (see signature page).

------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-71499), which was declared effective on March 26, 1999.


ITEM 9.  UNDERTAKINGS.

        1. The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Articles of Incorporation, Bylaws or indemnification agreements, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 31, 2000.

                                           CRITICAL PATH, INC.

                                        By:  /s/ DOUGLAS T. HICKEY
                                           -------------------------------------
                                           Douglas T. Hickey
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Douglas T. Hickey and David Thatcher, or either of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                TITLE                          DATE
-------------------------------------    ----------------------------------     ---------------------

                                         President and Chief Executive
       /s/  DOUGLAS T. HICKEY            Officer and Director (Principal        January 31, 2000
-------------------------------------    Executive Officer)
           Douglas T. Hickey

         /s/ DAVID THATCHER              Executive Vice President and Chief
-------------------------------------    Financial Officer (Principal           January 31, 2000
            David Thatcher               Financial and Accounting Officer)

        /s/ DAVID C. HAYDEN              Chairman of the Board                  January 31, 2000
-------------------------------------
            David C. Hayden

      /s/ CHRISTOS M. COTSAKOS           Director                               January 31, 2000
-------------------------------------
         Christos M. Cotsakos

                                         Director
-------------------------------------
              Lisa Gansky

        /s/ KEVIN R. HARVEY              Director                               January 31, 2000
-------------------------------------
            Kevin R. Harvey

         /s/ JAMES A. SMITH              Director                               January 31, 2000
-------------------------------------
            James A. Smith

         /s/ GEORGE ZACHARY              Director                               January 31, 2000
-------------------------------------
            George Zachary

                                INDEX TO EXHIBITS



      EXHIBIT
       NUMBER                              DESCRIPTION
-------------------   ----------------------------------------------------------
         5.1          Opinion of Wilson Sonsini Goodrich & Rosati
        10.1          1996 FaxNet Stock Option Plan
        10.2          1997 Xeti Stock Option Plan
        10.3*         1998 Stock Option Plan
        23.1          Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants
        23.2          Consent of Ernst & Young LLP, Independent Auditors
        23.3          Consent of Wilson Sonsini Goodrich & Rosati (contained in
                      Exhibit 5.1).
        24.1          Power of Attorney (see signature page).

------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-71499), which was declared effective on March 26, 1999.





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